Exhibit 10.16

FOX PAINE MANAGEMENT III, LLC

950 Tower Lane

Suite 1150

Foster City, CA 94404

February         , 2007

Wire Rope Corporation of America, Inc.

c/o Fox Paine Management III, LLC

950 Tower Lane

Suite 1150

Foster City, CA 94404

WRCA (Cyprus) Holdings Ltd.

Kosti Palama, 5

Flat/Office 201

P.C. 1096, Nicosia, Cyprus

Ladies and Gentlemen:

We refer to the Agreement and Plan of Merger, dated as of November 2, 2006 (the “Merger Agreement”), by and between Wire Rope Corporation of America, Inc., a Delaware corporation (the “Company”), the stockholders of the Company, Closer Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Closer US Holdings Inc., as amended, that provides for a merger of Closer Merger Sub Inc. with and into the Company, with the Company surviving (the “Transaction”). The Transaction will result in, among other things, Fox Paine Capital Fund III, L.P., along with its affiliates and coinvestors (“Investors”), acquiring indirect beneficial ownership (through its ownership of WRCA (Cyprus) Holdings, Ltd. (the “Parent”)) of a majority of the outstanding shares of common stock of the Company immediately following such Transaction.

In connection with the consummation of the Transaction and the ongoing operations of the Company subsequent thereto, the Company agrees that it will pay Fox Paine Management III, LLC (“Fox Paine”) (a) a fee of $10,000,000 hereto plus reimbursement of Fox Paine’s and its affiliates’ expenses in connection with the Transaction, payable at the closing of the Transaction, and (b) as compensation for Fox Paine’s ongoing provision of certain financial and strategic consulting, advisory and other services to the Company (the “Services”), an annual fee equal to the Fee Amount (as defined below), which shall be billed to the Company by Fox Paine, payable on the date hereof and annually on each January 2 following the date hereof (with the first such payment being made by the Company to Fox Paine on the date hereof and continuing until the earlier of (i) such time as the Fox Paine and its affiliates no longer hold an equity investment in the Company or the Fox Paine and its affiliates and managing entities no longer have representation on the Company’s board of directors (after which time Fox Paine will cease to provide the Services), (ii) the tenth anniversary of the date hereof and (iii) such time as Fox Paine and the Company agree in writing to modify or terminate the arrangements contemplated hereby. The “Fee Amount” shall be equal in each fiscal year to the greater of $1,500,000 or 2% of the annual EBITDA of the Company (as defined in the Indenture, dated as of [—], between Closer Merger Sub Inc., the Guarantors named therein, and U.S. Bank, National Association, as Trustee) for the following year, based on the good faith budget and projections of the Company. In addition, the Company will reimburse Fox Paine and its affiliates for its expenses in connection with its provision of the Services. Payments made by the Company pursuant to this agreement shall be made by wire transfer of immediately available funds to such account as Fox Paine shall designate to the Company in writing from time to time.

If Parent, the Company or any of their respective subsidiaries or affiliates (other than Fox Paine or its portfolio companies) shall determine that it is advisable for any such entity to hire a financial advisor, consultant, investment banker or any similar agent in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, it shall notify Fox Paine of such determination in writing. In the absence of an express agreement to the contrary, at the closing of any such merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, Parent, the Company or the applicable entity shall pay Fox Paine a fee to be agreed upon by the parties hereto.

Fox Paine may assign its rights and obligations hereunder to any of its affiliates, and shall provide written notice to the Company and Parent of any such assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees.

Simultaneously herewith, the parties hereto are entering into an indemnification letter (the “Indemnification Letter”) in the form attached hereto as Exhibit 1. The Indemnification Letter shall survive any termination, expiration or assignment of this agreement.

This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that state. Except as expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the advisory fees contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Please confirm that the foregoing is in accordance with your understandings and agreements with Fox Paine by signing a copy of this agreement in the space provided below.

Very truly yours,

FOX PAINE MANAGEMENT III, LLC

By:	/s/ Mitchell Presser
Name:	Mitchell Presser
Title:

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

WIRE ROPE CORPORATION OF AMERICA, INC.

By:	/s/ Ira L. Glazer
Name:	Ira L. Glazer
Title:

WRCA (CYPRUS) HOLDINGS, LTD.

By:	/s/ Viveshan Ramsamy Pillay
Name:	Viveshan Ramsamy Pillay
Title:

Exhibit 1

FOX PAINE MANAGEMENT III, LLC

950 Tower Lane

Suite 1150

Foster City, CA 94404

February     , 2007

Wire Rope Corporation of America, Inc.

c/o Fox Paine Management III, LLC

950 Tower Lane

Suite 1150

Foster City, CA 94404

WRCA (Cyprus) Holdings, Ltd.

Ladies and Gentlemen:

In connection with our engagement to assist you with the matters set forth in the letter agreement dated [—], you and we are entering into this letter agreement. It is understood and agreed that in the event that Fox Paine Management III, LLC or any of our members, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Fox Paine Management III, LLC, being an “Indemnified Person”) become involved in any capacity in any action, claim, proceeding or investigation brought or threatened by or against any person, including your past, present or future employees, stockholders, financial advisors, underwriters or creditors, related to, arising out of or in connection with our engagement, you will promptly reimburse each such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith. You will jointly and severally indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities or expense to which any Indemnified Person may become subject under any applicable foreign or domestic law, or otherwise, related to, arising out of or in connection with our engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expense is initiated or brought by you or by a third party or on your behalf and whether or not in connection with any action, proceeding or investigation in which you or such Indemnified Persons are a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person’s bad faith or gross negligence. You also agree that no Indemnified Person shall have any liability

(whether direct or indirect, in contract or otherwise) to you or your security holders or creditors related to, arising out of or in connection with our engagement except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person’s bad faith or gross negligence. If multiple claims are brought against us related to, arising out of or in connection with our engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, you agree that any settlement, judgment, arbitration award, or other loss shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the settlement, judgment, arbitration award or other loss, or any portion thereof, is by its terms based solely and expressly on a claim as to which indemnification is not available.

If for any reason the foregoing indemnification is held unenforceable, then you shall jointly and severally contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by you on the one hand and the party entitled to contribution on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. You agree that for the purposes hereof the relative benefits received, or sought to be received, by us shall be deemed to be approximately equal to the fee paid or proposed to be paid to us in connection with the related services for which such payment is to be made. To the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for the services with respect to which such payment is made. Your reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

You agree that, without our prior written consent (which will not be unreasonably withheld), you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding or investigation. No wavier, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby. This agreement and any claim related directly or indirectly to this agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York sitting in the County of New York and the United States District Court for the Southern District of New York, and each of us hereby submits to the jurisdiction of such courts.

You hereby waive on behalf of yourself and your successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding.

We and you (on your behalf and, to the extent permitted by applicable law, on behalf of your stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of or in connection with our engagement. This agreement shall remain in effect indefinitely, notwithstanding any termination or expiration of our engagement.

Please confirm that the foregoing is in accordance with your understandings and agreements with Fox Paine by signing a copy of this agreement in the space provided below.

Very truly yours,

FOX PAINE MANAGEMENT III, LLC

By:
Name:
Title:

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

WIRE ROPE CORPORATION OF AMERICA, INC.

By:

Name:
Title:

WRCA (CYPRUS) HOLDINGS, LTD.

By:

Name:
Title: